                         Independent Auditors' Report
                         ----------------------------

     Board of Directors
     AMERICAN RESIDENTIAL FUNDING, INC.

     We have audited the accompanying balance sheet of American Residential Funding, Inc. as of June 30, 1998, and the related income statement and statement of cash flows for the five months then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Funding, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the five months then ended in conformity with generally accepted accounting principles.

     In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated July 1, 1998, on our consideration of American Residential Inc.'s internal control structure, and report dated July 1, 1998, on its compliance with specific requirements applicable to major HUD programs, specific requirements applicable to Affirmative Fair Housing, and specific requirements applicable to nonmajor HUD program transactions.

                                        /s/ Hukriede, Walsh & Associates
                                        Hukriede, Walsh & Associates, CPAs

     July 1, 1998
     Westminster, California

                      AMERICAN RESIDENTIAL FUNDING, INC.
                                 BALANCE SHEET
                              AS OF JUNE 30, 1998

ASSETS
------

Current Assets:
--------------
     Cash and Cash Equivalents                                   $    130,000
                                                                 ------------
                              Total Current Assets                    130,000

Other Assets:
------------
     Organization Costs                                                 2,285
                                                                 ------------
                              Total Assets                       $    132,285
                                                                 ============



LIABILITIES AND EQUITY
----------------------

Stockholder's Equity:
--------------------
Common Stock no par value:
     25,000 shares authorized, 5,000 issued and outstanding      $    130,000
Additional Paid-In Capital                                              2,285
                                                                 ------------
                              Total Stockholder's Equity              132,285


                                                                 ------------

                              Total Liabilities & Equity         $    132,285
                                                                 ============

        The accompanying notes are integral parts of this statement.

                      AMERICAN RESIDENTIAL FUNDING, INC.
                               INCOME STATEMENT
                   FOR THE ELEVEN MONTHS ENDED JUNE 30, 1998


REVENUES:
--------
                                                            -----------
                              Total Revenue                 $         0
                                                            -----------

EXPENSES
--------
                                                            -----------
                              Total Expenses                $         0
                                                            -----------

                                                            -----------
NET INCOME                                                  $         0
----------                                                  ===========

        The accompanying notes are integral parts of this statement.

                      AMERICAN RESIDENTIAL FUNDING, INC.
                            STATEMENT OF CASH FLOWS
                   FOR THE ELEVEN MONTHS ENDED JUNE 30, 1998

Cash Flows from Operating Activities:
------------------------------------
     Net Income                                                       $         0
     Adjustments to Reconcile Net Income to Net Cash
     Decrease (Increase) in Assets:
          Organization Costs                                               (2,285)
     (Decrease) Increase in Liabilities:
                                                                      -----------
                    Cash Provided by Operations                       $    (2,285)
                                                                      -----------

Cash Flows Used By Investing Activities:
                                                                      -----------
                    Cash Flows Used by Investing Activities           $         0
                                                                      -----------

Cash Flows Used By Financing Activities:
---------------------------------------
     Capital Contributions                                                132,285
                                                                      -----------
                    Cash Flows Provided from Financing Activities     $   132,285

                                                                      -----------
Net Increase in Cash                                                  $   130,000
Cash at Beginning of Year                                                       0

                                                                      -----------

Cash at End of Year                                                   $   130,000
                                                                      ===========

        The accompanying notes are integral parts of this statement.

                      AMERICAN RESIDENTIAL FUNDING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 JUNE 30, 1998

ORGANIZATION
------------
The Corporation was incorporated in the State of Nevada on March 13, 1998, under the name American Residential Funding Inc. The company will be principally engaged as a mortgage broker in the real estate industry. As of this date, there has been no revenue generating activity in the company's principal line of business.

ACCOUNTING POLICIES
-------------------
Income and expenses will be reported on a accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred whether or not cash is received or paid out at that time. In concurrence with industry practice, loan fees and commissions are recognized when the related loans are funded by the primary lenders.

CASH AND INVESTMENTS
--------------------
For purposes of reporting cash flows, cash and cash equivalents include debt and equity instruments purchased with a maturity of three months or less.